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                                                                   EXHIBIT 23(C)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of Central Louisiana Electric Company, Inc. on Form S-3 (File No. 333-02895) of our reports dated January 26, 1996, on our audits of the consolidated financial statements and financial statement schedule of Central Louisiana Electric Company, Inc. as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which reports are incorporated by reference or included in the 1995 Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."

/s/  COOPERS & LYBRAND L.L.P.

New Orleans, Louisiana
December 9, 1996